UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                              FORM 8-K



                           CURRENT REPORT



                   PURSUANT TO SECTION 13 OR 15(d)
                              of the
                   SECURITIES EXCHANGE ACT OF 1934


        Date of Event Requiring Report: November 18, 2002




                           H-NET.NET, INC.
                           ---------------
      (Exact Name of Registrant as Specified on its Charter)


       33-20783-D                              84-1064958
       ----------                              ----------
     (Commission File Number)          (IRS Employer Identification
                                                 Number)


                              COLORADO
                              --------
     (State or Other Jurisdiction of Incorporation or Organization)




                      202-7100 Woodbine Avenue
                     Markham, Ontario, L3R 5J2
                     -------------------------
              (Address of Principal Executive Offices)




                           (905) 475-3249
                           --------------
       (Registrant's Telephone Number, Including Area Code)

ITEM 5.     OTHER EVENTS

On November 18, 2002, H-Net signed two employment agreements with its two highest ranking officers: Anton Stephens, who has been serving as President, CEO, and Chairman of the Board of Directors; and Christine Stephens, who has been serving as Comptroller of the company.

Anton Stephens' agreement provides him with a salary of approximately US$150,000 per year (CDN$225,000, which is converted into U.S. dollars using a conversion rate of 1:1.50). It also provides him with a severance package of 12 months' salary due in a lump sum, an auto allowance of CDN$850 per month, a bonus of at least 500,000 shares of common stock each year, depending on performance, and insurance benefits.

Christine Stephens's agreement provides her with a salary of approximately US$100,000 per year (CDN$150,000, which is converted into U.S. dollars using a conversion rate of 1:1.50). It also provides her with a severance package of 12 months' salary due in a lump sum, a bonus of at least 500,000 shares of common stock each year, depending on performance, and insurance benefits.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit(s) are included as part of this report:

EXHIBIT      PAGE
NO.          NO.          DESCRIPTION
---          ---          -----------

16(i)           *         Employment Agreement with Anton Stephens

16(ii)          *         Employment Agreement with Christine Stephens

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2002


                                       H-Net.Net, Inc.



                                       By:_________________________
                                          Anton Stephens, President